Exhibit 99.1
Alphabet Announces Third Quarter 2021 Results
MOUNTAIN VIEW, Calif. – October 26, 2021 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter ended September 30, 2021.
Sundar Pichai, CEO of Alphabet and Google, said: “Five years ago, I laid out our vision to become an AI-first company. This quarter’s results show how our investments there are enabling us to build more helpful products for people and our partners. Ongoing improvements to Search, and the new Pixel 6, are great examples. And as the digital transformation and shift to hybrid work continue, our Cloud services are helping organizations collaborate and stay secure.”
Ruth Porat, CFO of Alphabet and Google, said: “Our consistent investments to support long-term growth are reflected in strong financial performance, with revenues of $65.1 billion in the quarter. We continued to deliver across our business by providing helpful and valuable experiences for both consumers and our partners.”
Q3 2021 financial highlights
The following table summarizes our consolidated financial results for the quarters ended September 30, 2020 and 2021 (in millions, except for per share information and percentages; unaudited).

	Quarter Ended September 30,
	2020	2021
Revenues	$46,173	$65,118
Increase in revenues year over year	14%	41%
Increase in constant currency revenues year over year(1)	15%	39%

Operating income	$11,213	$21,031
Operating margin	24%	32%

Other income (expense), net	$2,146	$2,033

Net income	$11,247	$18,936
Diluted EPS	$16.40	$27.99
(1)    Non-GAAP measure. See the table captioned “Reconciliation from GAAP revenues to non-GAAP constant currency revenues” for more details.

Q3 2021 supplemental information (in millions, except for number of employees; unaudited)
Revenues, Traffic Acquisition Costs (TAC) and number of employees

	Quarter Ended September 30,
	2020	2021
Google Search & other	$26,338	$37,926
YouTube ads	5,037	7,205
Google Network	5,720	7,999
Google advertising	37,095	53,130
Google other	5,478	6,754
Google Services total	42,573	59,884
Google Cloud	3,444	4,990
Other Bets	178	182
Hedging gains (losses)	(22)	62
Total revenues	$46,173	$65,118

Total TAC	$8,166	$11,498

Number of employees	132,121	150,028
Segment Operating Results

	Quarter Ended September 30,
	2020	2021
Operating income (loss):
Google Services	$14,453	$23,973
Google Cloud	(1,208)	(644)
Other Bets	(1,103)	(1,288)
Corporate costs, unallocated	(929)	(1,010)
Total income from operations	$11,213	$21,031
Change in the useful lives of our server and network equipment (unaudited)
In January 2021, we completed an assessment of the useful lives of our servers and network equipment and adjusted the estimated useful life of our servers from three years to four years and the estimated useful life of certain network equipment from three years to five years. This change in accounting estimate was effective beginning in fiscal year 2021, and the effect for the three and nine months ended September 30, 2021, respectively, was a reduction in depreciation expense of $591 million and $2.1 billion and an increase in net income of $460 million and $1.7 billion, or $0.69 and $2.50 per basic share and $0.68 and $2.46 per diluted share.
Share Repurchases (unaudited)
During the three months ended September 30, 2021, we repurchased and subsequently retired 4.6 million aggregate shares for $12.6 billion, consisting of 0.5 million shares or $1.5 billion of Class A stock and 4.1 million shares or $11.1 billion of Class C stock.
Webcast and conference call information
A live audio webcast of our third quarter 2021 earnings release call will be available on YouTube at https://youtu.be/mw05JQ0HYAs. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available at http://abc.xyz/investor.
We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (http://abc.xyz/investor).
We also share Google news and product updates on Google’s Keyword blog at https://www.blog.google/, which may be of interest or material to our investors.

Forward-looking statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which are on file with the SEC and are available on our investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. All information provided in this release and in the attachments is as of October 26, 2021. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
About non-GAAP financial measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: free cash flow; constant currency revenues; and percentage change in constant currency revenues. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, such as our revenues excluding the effect of foreign exchange rate movements and hedging activities. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.
For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliation from net cash provided by operating activities to free cash flow” and “Reconciliation from GAAP revenues to non-GAAP constant currency revenues” included at the end of this release.
Contact

Investor relations	Media
investor-relations@abc.xyz	press@abc.xyz

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts which are reflected in thousands and par value per share amounts)

	As of December 31,	As of September 30,
	2020	2021
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,465	$23,719
Marketable securities	110,229	118,284
Total cash, cash equivalents, and marketable securities	136,694	142,003
Accounts receivable, net	30,930	34,047
Income taxes receivable, net	454	753
Inventory	728	1,278
Other current assets	5,490	6,029
Total current assets	174,296	184,110
Non-marketable investments	20,703	26,101
Deferred income taxes	1,084	1,195
Property and equipment, net	84,749	94,631
Operating lease assets	12,211	12,918
Intangible assets, net	1,445	1,549
Goodwill	21,175	22,623
Other non-current assets	3,953	4,276
Total assets	$319,616	$347,403
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,589	$4,616
Accrued compensation and benefits	11,086	12,170
Accrued expenses and other current liabilities	28,631	30,113
Accrued revenue share	7,500	7,745
Deferred revenue	2,543	2,968
Income taxes payable, net	1,485	4,170
Total current liabilities	56,834	61,782
Long-term debt	13,932	14,288
Deferred revenue, non-current	481	510
Income taxes payable, non-current	8,849	8,984
Deferred income taxes	3,561	3,551
Operating lease liabilities	11,146	11,471
Other long-term liabilities	2,269	2,250
Total liabilities	97,072	102,836
Contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value per share, 100,000 shares authorized; no shares issued and outstanding	0	0
Class A and Class B common stock, and Class C capital stock and additional paid-in capital, $0.001 par value per share: 15,000,000 shares authorized (Class A 9,000,000, Class B 3,000,000, Class C 3,000,000); 675,222 (Class A 300,730, Class B 45,843, Class C 328,649) and 664,682 (Class A 300,801, Class B 45,261, Class C 318,620) shares issued and outstanding	58,510	61,193
Accumulated other comprehensive income (loss)	633	(408)
Retained earnings	163,401	183,782
Total stockholders’ equity	222,544	244,567
Total liabilities and stockholders’ equity	$319,616	$347,403

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except share amounts which are reflected in thousands and per share amounts)

	Quarter Ended September 30,		Year To Date September 30,
	2020	2021	2020	2021
	(unaudited)		(unaudited)
Revenues	$46,173	$65,118	$125,629	$182,312
Costs and expenses:
Cost of revenues	21,117	27,621	58,652	77,951
Research and development	6,856	7,694	20,551	22,854
Sales and marketing	4,231	5,516	12,632	15,308
General and administrative	2,756	3,256	8,221	9,370
Total costs and expenses	34,960	44,087	100,056	125,483
Income from operations	11,213	21,031	25,573	56,829
Other income (expense), net	2,146	2,033	3,820	9,503
Income before income taxes	13,359	23,064	29,393	66,332
Provision for income taxes	2,112	4,128	4,351	10,941
Net income	$11,247	$18,936	$25,042	$55,391

Basic earnings per share of Class A and B common stock and Class C capital stock	$16.55	$28.44	$36.69	$82.76
Diluted earnings per share of Class A and B common stock and Class C capital stock	$16.40	$27.99	$36.38	$81.53
Number of shares used in basic earnings per share calculation	679,449	665,758	682,561	669,312
Number of shares used in diluted earnings per share calculation	685,851	676,519	688,381	679,401

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Quarter Ended September 30,		Year To Date September 30,
	2020	2021	2020	2021
	(unaudited)		(unaudited)
Operating activities
Net income	$11,247	$18,936	$25,042	$55,391
Adjustments:
Depreciation and impairment of property and equipment	3,289	3,085	9,366	8,340
Amortization and impairment of intangible assets	189	219	606	662
Stock-based compensation expense	3,195	3,874	9,768	11,422
Deferred income taxes	136	(1,287)	(280)	192
Gain on debt and equity securities, net	(2,015)	(2,158)	(3,055)	(9,792)
Other	206	64	875	(199)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(3,601)	(2,409)	(1,079)	(3,276)
Income taxes, net	(69)	3,041	469	2,744
Other assets	(233)	(1,255)	(592)	(1,447)
Accounts payable	420	238	(269)	(874)
Accrued expenses and other liabilities	2,990	2,562	891	2,763
Accrued revenue share	969	357	277	386
Deferred revenue	280	272	428	406
Net cash provided by operating activities	17,003	25,539	42,447	66,718
Investing activities
Purchases of property and equipment	(5,406)	(6,819)	(16,802)	(18,257)
Purchases of marketable securities	(40,821)	(34,497)	(104,932)	(95,106)
Maturities and sales of marketable securities	31,877	31,459	97,751	92,126
Purchases of non-marketable investments	(553)	(656)	(1,864)	(2,068)
Maturities and sales of non-marketable investments	125	334	598	590
Acquisitions, net of cash acquired, and purchases of intangible assets	(13)	(259)	(368)	(2,233)
Other investing activities	(406)	388	125	441
Net cash used in investing activities	(15,197)	(10,050)	(25,492)	(24,507)
Financing activities
Net payments related to stock-based award activities	(1,357)	(2,602)	(4,073)	(7,239)
Repurchases of common and capital stock	(7,897)	(12,610)	(23,245)	(36,801)
Proceeds from issuance of debt, net of costs	9,863	6,350	11,761	13,949
Repayments of debt	(61)	(6,392)	(2,043)	(15,070)
Proceeds from sale of interest in consolidated entities, net	(2)	0	2,462	310
Net cash used in financing activities	546	(15,254)	(15,138)	(44,851)
Effect of exchange rate changes on cash and cash equivalents	35	(146)	(186)	(106)
Net increase (decrease) in cash and cash equivalents	2,387	89	1,631	(2,746)
Cash and cash equivalents at beginning of period	17,742	23,630	18,498	26,465
Cash and cash equivalents at end of period	$20,129	$23,719	$20,129	$23,719

Reconciliation from net cash provided by operating activities to free cash flow (in millions; unaudited):
We provide free cash flow because it is a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business and acquisitions, and to strengthen our balance sheet.

Quarter Ended September 30, 2021
Net cash provided by operating activities	$25,539
Less: purchases of property and equipment	(6,819)
Free cash flow	$18,720
Free cash flow: We define free cash flow as net cash provided by operating activities less capital expenditures.

Reconciliation from GAAP revenues to non-GAAP constant currency revenues (in millions, except percentages; unaudited):
We provide non-GAAP constant currency revenues and the non-GAAP percentage change in constant currency revenues because they facilitate the comparison of current results to historic performance by excluding the effect of foreign exchange rate movements and hedging activities, which are not indicative of our core operating results.

	Quarter Ended September 30, 2021
	YoY (using Q3'20's FX rates)	QoQ (using Q2'21's FX rates)
EMEA revenues (GAAP)	$19,839	$19,839
Exclude foreign exchange effect on Q3'21 revenues using Q3'20 rates	(490)	N/A
Exclude foreign exchange effect on Q3'21 revenues using Q2'21 rates	N/A	184
EMEA constant currency revenues (non-GAAP)	$19,349	$20,023
Prior period EMEA revenues (GAAP)	$13,924	$19,084
EMEA revenue percentage change (GAAP)	42%	4%
EMEA constant currency revenue percentage change (non-GAAP)	39%	5%

APAC revenues (GAAP)	$11,705	$11,705
Exclude foreign exchange effect on Q3'21 revenues using Q3'20 rates	(8)	N/A
Exclude foreign exchange effect on Q3'21 revenues using Q2'21 rates	N/A	134
APAC constant currency revenues (non-GAAP)	$11,697	$11,839
Prior period APAC revenues (GAAP)	$8,458	$11,231
APAC revenue percentage change (GAAP)	38%	4%
APAC constant currency revenue percentage change (non-GAAP)	38%	5%

Other Americas revenues (GAAP)	$3,688	$3,688
Exclude foreign exchange effect on Q3'21 revenues using Q3'20 rates	(117)	N/A
Exclude foreign exchange effect on Q3'21 revenues using Q2'21 rates	N/A	(54)
Other Americas constant currency revenues (non-GAAP)	$3,571	$3,634
Prior period Other Americas revenues (GAAP)	$2,371	$3,364
Other Americas revenue percentage change (GAAP)	56%	10%
Other Americas constant currency revenue percentage change (non-GAAP)	51%	8%

United States revenues (GAAP)	$29,824	$29,824
United States revenue percentage change (GAAP)	39%	6%

Hedging gains (losses)	$62	$62
Revenues (GAAP)	$65,118	$65,118
Constant currency revenues (non-GAAP)	$64,441	$65,320
Prior period revenues, excluding hedging effect (non-GAAP)(1)	$46,195	$61,887
Revenue percentage change (GAAP)	41%	5%
Constant currency revenue percentage change (non-GAAP)	39%	6%
(1)    Total revenues and hedging gains (losses) for the quarter ended September 30, 2020 were $46,173 million and $(22) million, respectively. Total revenues and hedging gains (losses) for the quarter ended June 30, 2021 were $61,880 million and $(7) million, respectively.
Non-GAAP constant currency revenues and percentage change: We define non-GAAP constant currency revenues as total revenues excluding the effect of foreign exchange rate movements and hedging activities, and we use it to determine the constant currency revenue percentage change on year-on-year and quarter-on-quarter basis. Non-GAAP constant currency revenues are calculated by translating current quarter revenues using prior period exchange rates and excluding any hedging effect recognized in the current quarter. Constant currency revenue percentage change is calculated by determining the increase in current quarter non-GAAP constant currency revenues over prior period revenues, excluding any hedging effect recognized in the prior period.

Other income (expense), net
The following table presents our other income (expense), net (in millions; unaudited):

	Quarter Ended
	September 30,
	2020	2021
Interest income	$460	$387
Interest expense	(48)	(77)
Foreign currency exchange gain (loss), net	(84)	(139)
Gain (loss) on debt securities, net	116	37
Gain (loss) on equity securities, net(1)	1,899	2,121
Performance fees	(135)	(492)
Income (loss) and impairment from equity method investments, net	26	188
Other	(88)	8
Other income (expense), net	$2,146	$2,033
(1)Includes all gains and losses, unrealized and realized, on equity investments. For Q3 2021, the net effect of the gain on equity securities of $2,121 million and the performance fees of $492 million increased the provision for income tax, net income, and diluted EPS by $342 million, $1,287 million, and $1.90, respectively. Fluctuations in the value of our investments may be affected by market dynamics and other factors and could significantly contribute to the volatility of OI&E in future periods.

Segment results
The following table presents our revenues and operating income (loss) (in millions; unaudited):

	Quarter Ended September 30,
	2020	2021
Revenues:
Google Services	$42,573	$59,884
Google Cloud	3,444	4,990
Other Bets	178	182
Hedging gains (losses)	(22)	62
Total revenues	$46,173	$65,118

	Quarter Ended September 30,
	2020	2021
Operating income (loss):
Google Services	$14,453	$23,973
Google Cloud	(1,208)	(644)
Other Bets	(1,103)	(1,288)
Corporate costs, unallocated	(929)	(1,010)
Total income from operations	$11,213	$21,031
We report our segment results as Google Services, Google Cloud, and Other Bets:
•Google Services includes products and services such as ads, Android, Chrome, hardware, Google Maps, Google Play, Search, and YouTube. Google Services generates revenues primarily from advertising; sales of apps, in-app purchases, digital content products, and hardware; and fees received for subscription-based products such as YouTube Premium and YouTube TV.
•Google Cloud includes Google’s infrastructure and data analytics platforms, collaboration tools, and other services for enterprise customers. Google Cloud generates revenues primarily from fees received for Google Cloud Platform services and Google Workspace collaboration tools.
•Other Bets is a combination of multiple operating segments that are not individually material. Revenues from the Other Bets are derived primarily through the sale of internet services as well as licensing and R&D services.
Unallocated corporate costs primarily include corporate initiatives, corporate shared costs, such as finance and legal, including certain fines and settlements, as well as costs associated with certain shared research and development activities. Additionally, hedging gains (losses) related to revenue are included in corporate costs.